Exhibit 99.4

EMCOR Group, Inc.
Unaudited Pro Forma Condensed Combined Financial Statements

On September 19, 2007, EMCOR Group, Inc. (“EMCOR”) completed the acquisition of all the outstanding capital stock of FR X Ohmstede Acquisition Co. (“Ohmstede”) from FR X Ohmstede Holdings LLC (“Ohmstede Holdings”). As a result of the acquisition, Ohmstede became a wholly-owned subsidiary of EMCOR. The purchase price paid for 100% of the outstanding shares of Ohmstede was approximately $455.4 million, net of cash acquired of approximately $1.5 million, and was funded from approximately $155.4 million of EMCOR’s cash on hand and from $300.0 million of borrowings under its new term loan. Ohmstede conducts its operations predominantly in the Gulf Coast Region of the United States and is a leading provider of aftermarket maintenance and repair services, replacement parts and fabrication services for highly engineered shell and tube heat exchangers for the refinery and petrochemical industries. EMCOR believes the addition of Ohmstede furthers its goals of service and geographic diversification, as well as offering industrial services with a focus on the refinery and petrochemical industries.

The unaudited Pro Forma Condensed Combined Balance Sheet combines the historical consolidated balance sheet of EMCOR and the historical consolidated balance sheet of Ohmstede giving effect to the acquisition of Ohmstede by EMCOR, as if the acquisition had been consummated on June 30, 2007. The unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 2006 and the six months ended June 30, 2007 combine the historical consolidated statements of operations of EMCOR and Ohmstede, giving effect to the acquisition as if it had occurred on January 1, 2006. The unaudited pro forma adjustments to reflect the purchase price allocation are based upon preliminary information, which may be revised as additional information becomes available. Because of the timing of the completion of the acquisition (close to the end of the reporting period for the third quarter of 2007), the allocation of the purchase price was preliminarily prepared based on information available as of the acquisition date, and therefore, may be materially impacted by certain adjustments on the finalization of the fair value assessments of Ohmstede’s assets and liabilities. EMCOR expects the finalization of such fair value assessment to be no later than the allowable period under the Financial Accounting Standards Board Statement No. 141, “Business Combinations.” Such finalization is expected to be primarily based on management’s review process, which includes the review of a third-party valuation of certain of the tangible and identifiable intangible assets acquired.

The notes to the unaudited pro forma condensed combined financial statements provide a more detailed discussion of how such adjustments were derived and presented in the pro forma financial statements. The accompanying unaudited pro forma condensed combined financial statements have been compiled from historical financial statements and other information as described herein, but do not purport to represent what EMCOR’s financial position or results of operations actually would have been had the transactions occurred on the dates indicated herein, or project EMCOR’s performance for any future periods.

This information should be read in conjunction with the:

–	accompanying notes to the unaudited pro forma condensed combined financial statements;

–	separate historical consolidated financial statements of EMCOR as of and for the year ended December 31, 2006, which is contained in EMCOR’s Form 10-K filed February 22, 2007;

–	separate historical unaudited condensed consolidated financial statements of EMCOR as of and for the three months ended March 31, 2007, which is contained in EMCOR’s Form 10-Q filed April 26, 2007;

–	separate historical unaudited condensed consolidated financial statements of EMCOR as of and for the six months ended June 30, 2007, which is contained in EMCOR’s Form 10-Q filed July 26, 2007;

–	separate historical unaudited condensed consolidated financial statements of EMCOR as of and for the nine months ended September 30, 2007, which is contained in EMCOR’s Form 10-Q filed October 25, 2007; and

–	separate historical audited consolidated financial statements of FR X Ohmstede Acquisitions Co. and Subsidiaries and HNT Holdings Inc. and Subsidiaries as of December 31, 2006 (Post-Acquisition) and for the Pre-Acquisition Period January 1, 2006 through August 9, 2006, and the Post-Acquisition Period August 10, 2006 through December 31, 2006, which are included as Exhibit 99.2 hereto

–	separate historical unaudited condensed consolidated financial statements of FR X Ohmstede Acquisitions Co. as of June 30, 2007 and for the six months ended June 30, 2007 and 2006, which are included as Exhibit 99.3 hereto

Certain adjustments in the accompanying unaudited pro forma condensed combined financial statements are based on currently available information and certain estimates and assumptions. Therefore, the actual adjustments may differ from the unaudited combined pro forma adjustments. However, management believes that the assumptions provide a reasonable basis for presenting the significant effects of the transactions as contemplated, and that the unaudited consolidated pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial statements.

As noted on the face of the Pro Forma Condensed Combined Statement of Operations for the twelve months ended December 31, 2006, operating income includes approximately $26.6 million of compensation expenses associated with certain contractual payments and vesting of stock options in connection with the purchase of HNT Holdings Inc. and Subsidiaries by Ohmstede Holdings on August 9, 2006.

Unaudited Pro Forma Condensed Combined Balance Sheet
As of June 30, 2007
(in thousands)

	EMCOR	FR X OHMSTEDE
	GROUP, INC.	ACQUISITIONS CO.	PRO FORMA		PRO FORMA
ASSETS	HISTORICAL	HISTORICAL	ADJUSTMENTS	NOTES	COMBINED
Current assets:
Cash and cash equivalents	$336,335	$8,757	$(166,300)	(a)	$178,792
Accounts receivable, net	1,286,691	38,458	-		1,325,149
Costs and estimated earnings in excess
of billings on uncompleted contracts	164,628	-	-		164,628
Inventories	17,089	28,558	3,954	(b)	49,601
Prepaid expenses and other	47,864	2,972	-		50,836
Total current assets	1,852,607	78,745	(162,346)		1,769,006
Investments, notes and other
long-term receivables	29,261	-	-		29,261
Property, plant & equipment, net	52,028	24,433	-		76,461
Goodwill	297,058	65,844	296,179	(b)	593,237
			(65,844)	(d)
Identifiable intangible assets, net	27,697	104,012	163,139	(b)	190,836
			(104,012)	(d)
Other assets	17,782	44	3,970	(e)	21,752
			(44)	(f)
Total assets	$2,276,433	$273,078	$131,042		$2,680,553

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Borrowings under working capital
credit line	$-	$-	$-		$-
Current maturities of long-term
debt and capital leases	607	12	2,250	(e)	2,869
Accounts payable	499,989	8,742	-		508,731
Billings in excess of costs and estimated
earnings on uncompleted contracts	535,352	-	-		535,352
Accrued payroll and benefits	181,394	2,481	-		183,875
Other accrued expenses and liabilities	103,860	26,090	(5,240)	(f)	124,710
Total current liabilities	1,321,202	37,325	(2,990)		1,355,537
Long-term debt and capital
lease obligations	1,087	240,013	297,750	(e)	298,850
			(240,000)	(f)
Other long-term obligations	183,575	28,817	66,887	(b)	255,597
			(23,682)	(g)
Total liabilities	1,505,864	306,155	97,965		1,909,984

Stockholders' equity:
Preferred stock	-	-	-		-
Common stock	676	-	-		676
Capital surplus	371,101	43,028	(43,028)	(h)	371,101
Accumulated other comprehensive (loss) income	(22,707)	44	(44)	(h)	(22,707)
Retained earnings (deficit)	437,641	(76,149)	76,149	(h)	437,641
Treasury stock	(16,142)	-	-		(16,142)
Total stockholders' equity	770,569	(33,077)	33,077		770,569
Total liabilities and
stockholders' equity	$2,276,433	$273,078	$131,042		$2,680,553

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements which are an integral part of these statements.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the six months ended June 30, 2007
(in thousands, except share and per share data)

	EMCOR	FR X OHMSTEDE
	GROUP, INC.	ACQUISITIONS CO.	PRO FORMA		PRO FORMA
	AS REPORTED	HISTORICAL	ADJUSTMENTS	NOTES	COMBINED
Revenues	$2,658,721	$129,024	$-		$2,787,745
Operating costs and expenses:
Cost of sales	2,365,109	90,100	-		2,455,209
Amortization of intangibles	-	-	597	(i)	597
Total cost of sales	2,365,109	90,100	597		2,455,806
Gross profit	293,612	38,924	(597)		331,939
Selling, general and administrative
expenses	232,394	10,633	-		243,027
Amortization of intangibles	2,321	3,374	4,213	(i)	6,534
			(3,374)	(j)
Restructuring expenses	93	-	-		93
Operating income (loss)	58,804	24,917	(1,436)		82,285
Interest income (expense), net	5,490	(10,627)	(9,025)	(k)	(8,571)
			10,573	(l)
			(4,341)	(m)
			(641)	(n)
Minority interest	(1,115)	-	-		(1,115)
Income from continuing operations
before income taxes	63,179	14,290	(4,870)		72,599
Income tax provision (benefit)	26,303	5,574	3,862	(o)	30,255
			(5,484)	(o)
Income from continuing operations	$36,876	$8,716	$(3,248)		$42,344
Basic earnings per share
From continuing operations	$0.58				$0.66
Diluted earnings per share
From continuing operations	$0.55				$0.64
Weighted average shares
outstanding used to calculate
earnings per share amounts
- Basic	64,013,213				64,013,213
- Diluted	66,470,154				66,470,154

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements which are an integral part of these statements.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the twelve months ended December 31, 2006
(in thousands, except share and per share data)

		FR X OHMSTEDE		FR X OHMSTEDE
	EMCOR	ACQUISITIONS CO.		ACQUISITIONS CO.
	GROUP, INC.	(PRE-		(POST-	PRO FORMA		PRO FORMA
	AS REPORTED	ACQUISITION)		ACQUISITION)	ADJUSTMENTS	NOTES	COMBINED
Revenues	$4,901,783	$127,784		$91,605	$-		$5,121,172
Operating costs and expenses:
Cost of sales	4,349,383	93,576		67,816	3,954	(c)	4,514,729
Amortization of intangibles	-	-		-	10,588	(i)	10,588
Total cost of sales	4,349,383	93,576		67,816	14,542		4,525,317
Gross profit	552,400	34,208		23,789	(14,542)		595,855
Selling, general and administrative
expenses	434,755	9,263		8,271	-		452,289
Compensation expense pursuant to executive agreements in connection with the
change in control	-	26,585	(A)	-	-		26,585
Amortization of intangibles	4,251	-		6,673	8,426	(i)	12,677
					(6,673)	(j)
Restructuring expenses	1,622	-		-	-		1,622
Operating income (loss)	111,772	(1,640)		8,845	(16,295)		102,682
Interest income (expense), net	3,894	(363)		(6,793)	(19,569)	(k)	(25,713)
					7,153	(l)
					(8,753)	(m)
					(1,282)	(n)
Minority interest	(1,071)	-		-	-		(1,071)
Income from continuing operations
before income taxes	114,595	(2,003)		2,052	(38,746)		75,898
Income tax provision (benefit)	29,195	(1,004)		777	227	(o)	13,329
					(15,866)	(o)
Income from continuing operations	$85,400	$(999)		$1,275	$(23,107)		$62,569
Basic earnings per share
From continuing operations	$1.35						$0.99
Diluted earnings per share
From continuing operations	$1.33						$0.97
Weighted average shares
outstanding used to calculate
earnings per share amounts
- Basic	63,215,431						63,215,431
- Diluted	64,347,912						64,347,912

(A)
This balance represents compensation expenses associated with certain contractual payments and vesting of stock options in connection with the purchase of HNT Holdings Inc. and Subsidiaries by Ohmstede Holdings on August 9, 2006.

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements which are an integral part of these statements.

EMCOR Group, Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Note A Basis of Presentation

The accompanying historical financial information is derived from the historical consolidated financial statements of EMCOR Group, Inc. (“EMCOR”) and FR X Ohmstede Holdings LLC and Subsidiaries (“Ohmstede Holdings”). The unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2007 has been prepared as if the acquisition of FR X Ohmstede Acquisition Co. (“Ohmstede”) (a wholly-owned subsidiary of Ohmstede Holdings) by EMCOR had taken place on June 30, 2007. The unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 2006 and for the six months ended June 30, 2007 assumes that the acquisition occurred on January 1, 2006.

Note B Purchase Price Allocation

The allocation of the purchase price to the assets acquired and liabilities assumed is preliminary and, therefore, subject to change. The allocation of the purchase price was preliminarily prepared based on the information available as of the acquisition date, and therefore, may be materially impacted by certain adjustments on the finalization of the fair value assessments of Ohmstede’s assets and liabilities.

The following is the unaudited pro forma purchase price and the unaudited pro forma purchase price allocation based on Ohmstede’s unaudited June 30, 2007 balance sheet (in thousands):

Cash paid from available funds	$160,870
Cash paid using funds from EMCOR's Term Loan, net of debt issuance costs	296,030
Transaction costs	5,430
Total consideration and costs	$462,330

Pro forma purchase price allocation:
Historical book value of net assets acquired,
excluding debt of $240,000	$206,923

Pro forma adjustments:
Elimination of Ohmstede’s historical goodwill, identifiable intangible assets
and debt issuance costs	(169,856)
Adjust Ohmstede's inventory to fair value	3,954
Effect of transaction on deferred income taxes	(43,205)
Estimated identifiable intangible assets	163,139
Elimination of accrued interest	5,196
Fair value of net assets acquired	166,151
Goodwill	296,179
Total consideration and costs	$462,330

EMCOR Group, Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Note C Pro Forma Assumptions and Adjustments

The following notes correspond to the pro forma adjustments for the Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2007, and the Unaudited Pro Forma Condensed Combined Statements of Operations for the twelve months ended December 31, 2006 and the six months ended June 30, 2007.

(a)	Represents the purchase price paid from EMCOR’s cash on hand, including transaction related fees of approximately $5.4 million and debt issuance costs of approximately $4.0 million.

(b)
Fair value adjustments to assets, which include adjustments to inventory of $4.0 million; goodwill of $296.2 million; intangible assets of $163.1 million; and current deferred tax liabilities of $66.9 million. The purchase price of the Ohmstede acquisition is subject to finalization based on certain contingencies provided for in the purchase agreement. The Ohmstede acquisition was accounted for by the purchase method, and the purchase price has been allocated to the assets acquired and liabilities assumed, based upon the preliminary estimated fair value of the respective assets and liabilities at the date of the acquisition.

(c)	Represents the recognition of additional cost of sales associated with the stepped up inventory value.

(d)	Represents the elimination of Ohmstede’s pre-existing goodwill and identifiable intangible balances, including unamortized debt issuance costs, which Ohmstede classified as an intangible asset.

(e)
Represents EMCOR’s borrowings of long-term debt under a $300.0 million Term Loan Agreement (“Term Loan”) to fund a portion of the purchase price for the acquisition. Debt issuance costs associated with this Term Loan were approximately $4.0 million. (See Note D, “Term Loan,” for further details).

(f)	Represents the elimination of Ohmstede’s pre-existing debt, related accrued interest and interest rate swaps, which were repaid and/or cancelled by the former owners as of the acquisition date.

(g)	Represents the elimination of certain pre-existing deferred income tax liabilities of Ohmstede, as the prior basis of accounting for income taxes does not carryover to EMCOR.

(h)	Represents the elimination of Ohmstede’s pre-existing stockholders’ equity balances due to change in ownership.

(i)
Amortization of preliminary fair value amounts allocated to amortizable identifiable intangible assets over the preliminary estimated useful lives, which range from approximately eighteen months to fifteen years. (See Note E, “Identifiable Intangible Assets,” for further details.) In accordance with the provisions of Financial Accounting Standards Board Statement No. 142, “Goodwill and Other Intangible Assets”, goodwill resulting from the acquisition will not be amortized.

EMCOR Group, Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Note C Pro Forma Assumptions and Adjustments – (continued)

(j)	Represents the elimination of Ohmstede’s pre-existing amortization of identifiable intangible assets.

(k)
Represents the estimated interest on the Term Loan borrowings to fund the acquisition assuming repayments during the year consistent with the terms of the Term Loan. The interest has been calculated based on the interest rate in effect as of the acquisition date (approximately 6.65%); however, the actual interest rates could vary in the future. A 1/8% change in the interest rate would result in an approximately $368,000 increase or decrease in interest expense in the first year.

(l)	Represents the elimination of Ohmstede’s prior interest expense associated with the debt not assumed by EMCOR and amortization of the debt issuance costs.

(m)
Represents the elimination of EMCOR’s interest income associated with the utilization of approximately $164.8 million of cash for the transaction. This calculation assumes an investment return rate of 5.31% that EMCOR was receiving on its cash and cash equivalent balances as of the acquisition date. A 1/8% change in interest rates would result in an approximately $206,000 increase or decrease in interest income in the first year.

(n)	Represents EMCOR’s amortization of the new debt issuance costs.

(o)
Represents the reversal of EMCOR’s (i) historical income taxes recorded, (ii) recording of income taxes at EMCOR’s statutory income tax rate and (iii) the tax effect on the other pro forma adjustments.

EMCOR Group, Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Note D Term Loan

On September 19, 2007, EMCOR borrowed $300.0 million pursuant to the Term Loan. The proceeds were used to pay a portion of the consideration for the acquisition of Ohmstede and costs and expenses incident thereto. The Term Loan contains financial covenants, representations and warranties and events of default. The Term Loan covenants require, among other things, maintenance of certain financial ratios and certain restrictions with respect to payment of dividends, common stock repurchases, investments, acquisitions, indebtedness and capital expenditures. EMCOR is required to make principal payments on the Term Loan in installments on the last day of March, June, September and December of each year, commencing March 2008 in the amount of $750,000, together with interest on the then outstanding principal amount. A final payment comprised of all remaining principal and interest is due on October 17, 2010. The Term Loan is secured by substantially all of EMCOR’s assets and substantially all of the assets of substantially all of EMCOR’s U.S. subsidiaries. The Term Loan bears interest at (1) the prime commercial lending rate announced by Bank of Montreal from time to time plus 0.0% to 0.5% based on certain financial tests or (2) U.S. dollar LIBOR plus 1.0% to 2.25% based on certain financial tests.

Note E Identifiable Intangible Assets

The preliminary components of identifiable intangible assets resulting from the acquisition and their related amortizable lives are as follows (in thousands):

	Estimated	Estimated
	Value	Amortization Life
Backlog	$11,287	18.5 months
Customer relationships	105,343	15 years
Trade names	42,300	Indefinite life
Non-compete agreements	4,209	3 years
Total Intangibles	$163,139

These components are subject to change based upon the results of a third party valuation of the identifiable intangible assets. The estimated value of the customer relationships and non-compete agreements are being amortized using the straight-line method of accounting over their estimated amortization lives. The estimated value of backlog is being expensed in a manner consistent with its expected revenue recognition over the approximate 18 month estimated amortization life.